UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
__________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2024
_______________________________
NS Wind Down Co., Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
617 Eastlake Avenue East, Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)
NanoString Technologies, Inc.
530 Fairview Avenue North, Seattle, Washington 98109
(Former name or former address, if changed since last report)
  ________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered (1)
Common Stock, $0.0001 par value per share	NSTGQ	N/A
(1)  On February 14, 2024, our common stock was suspended from trading on the NASDAQ Global Market (“NASDAQ”). On February 14, 2024, our common stock began trading on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “NSTGQ.” On April 9, 2024, Nasdaq Stock Market LLC filed a Form 25 delisting our common stock from trading on NASDAQ. In accordance with Rule 12d2-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the de-registration of our common stock under Section 12(b) of the Exchange Act will become effective 90 days from the date of the Form 25 filing.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐
Item 3.03 Material Modifications to the Rights of Security Holders.
As previously disclosed, on February 4, 2024, NanoString Technologies, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such cases, the “Cases”).
On April 15, 2024 and May 7, 2024, the Debtors filed with the Court their proposed Disclosure Statement for the Chapter 11 Plan of NanoString Technologies Inc. and its Affiliated Debtors (the “Proposed Disclosure Statement”) and the Chapter 11 Plan of NanoString Technologies Inc. and its Affiliated Debtors (the “Proposed Plan”). On May 22, 2024, the Debtors filed with the Court a revised Proposed Disclosure Statement and a revised Proposed Plan that describes the Debtors’ plan to liquidate and distribute their remaining assets (primarily consisting of cash received from the sale of substantially all of their assets to Bruker Corporation) to their creditors. The Proposed Disclosure Statement and Proposed Plan are subject to further revision and changes, which may be material, based upon the Company’s discussions with various stakeholders, objections to such documents from creditors of the Debtors, and are also subject to approval of the Court.
As more fully described in the Proposed Disclosure Statement, Company currently anticipates that holders of shares of common stock will receive a distribution under the Plan in the range of “$0.00 to $0.04” per share (based on approximately 52 million shares of common stock outstanding on a fully-diluted basis). This is an estimate and is subject to many risks and uncertainties, including with respect to the timing of any such distribution, as well as certain assumptions, including the amount of outstanding claims obligations to more secure creditors of the Debtors and ability of the Debtors to resolve such claims, and the anticipated costs to wind down the affairs of the Debtors, which will take many months following the effective date of the Plan to fully resolve and finally determine. There can be no assurances that a distribution to holders of the Company’s common stock will be made in the Cases or the timing of any such distribution. For more information about the Plan and the treatment of the Company’s common stock in the Cases, including assumptions made and risk and uncertainties related to any estimates of potential recoveries in the Cases by creditors and stockholders, please review the Proposed Disclosure Statement carefully. The Proposed Disclosure Statement, the Proposed Plan and other documents related to the Company and the Cases are available for review free of charge at https://cases.ra.kroll.com/NanoString/. Investors should review this website for additional information regarding the Debtors and the Cases. The Company undertakes no obligation to update the estimated range of recoveries to holders of the Company’s common stock described herein.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As required by that certain Sale Order entered by the Court in connection with the approval of the sale by the Company of substantially all of its assets to Bruker Corporation, the Company has filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of Delaware, changing its name from “NanoString Technologies Inc.” to “NS Wind Down Co., Inc.” effective as of May 28, 2024 (the “Name Change”).
In addition, the Company amended and restated its Amended and Restated Bylaws, effective as of May 28, 2024, to reflect the Name Change.
The foregoing descriptions are only a summary of the Amendment and the Second Amended and Restated Bylaws and are qualified in their entirety by reference to the full text of the Amendment and Second Amended and Restated Bylaws, copies of which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of NanoString Technologies, Inc.
3.2	Second Amended and Restated Bylaws of NS Wind Down Co., Inc..
104	The cover page from NanoString Technologies, Inc.’s Current Report on Form 8-K is formatted in iXBRL.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date:	May 28, 2024	By:	/s/ K. Thomas Bailey
K. Thomas Bailey
Treasurer